SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            April 17, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                       Registrant's Telephone Number

                          Balanced Living, Inc.
                           5525 South 900 East
                       Salt Lake City, Utah 84117
        (Former Name or Former Address if changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant.

          Murphy & Murphy, Certified Public Accountants, of Clinton, Maryland, were engaged on or about May 7, 2001, by the Board of Directors of the Wizzard Software Corporation, a Colorado corporation (the "Company" or "Wizzard"), to prepare a review report respecting the financial statements of Wizzard for the quarterly period ended March 31, 2001, and to audit the year end financial statements of the Company.

          The only reason for the change of accountants was the completion of the Reorganization Agreement between the Company and Wizzard Software Corporation, a Delaware corporation ("Wizzard Delaware"), which is presently a 96% owned subsidiary of the Company. See the Company's 8-K and 8-KA-1 Current Reports dated February 7, 2001, which have been previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. See Item 7. Murphy & Murphy were the independent certified accountants for Wizzard Delaware prior to the completion of this Reorganization Agreement.

          Pritchett, Siler & Hardy, Certified Public Accountants, of Salt Lake City, Utah, audited the financial statements of the Company for the years ended December 31, 2000 and 1999; these financial statements accompanied the Company's 10-KSB Annual Report for the year ended December 31, 2000, which was previously filed with the Securities and Exchange Commission and which is incorporated herein by reference. See Item 7.

          There were no disagreements between the Company and Pritchett, Siler & Hardy, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their Reports.

          The Reports of Pritchett, Siler & Hardy did not contain any adverse opinion or disclaimer of opinion, and with the exception of a standard "going concern" qualification, prior to the Wizzard Software reorganization because of the lack of material operations of the Company on the date of these Reports, were not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the Company's three most recent calendar years, and since then, neither Pritchett, Siler & Hardy nor Murphy & Murphy has advised the Company that any of the following exists or is applicable:

          (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

          (2) That the Company needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

          (3) That they have advised the Company that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

          During the Company's three most recent fiscal years and since then, the Company has not consulted Murphy & Murphy regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.

          The Company has provided Pritchett, Siler & Hardy with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. A copy of its response is attached hereto and incorporated herein by this reference. See Item 7.

Item 5.  Other Information.

          On April 1, 2001 (approved by the Board of Directors on April 17,
2001), the Company entered into a Advertising and Promotional Services Agreement with Noble House of Boston, Inc., a Florida corporation ("Noble House"), whereby Noble House agreed to provide advertising and promotional services to the Company in exchange for 250,000 shares of "restricted securities" (common stock) and 100,000 warrants to acquire an additional 100,000 shares of "restricted securities" (common stock) exercisable at $2.00 per share until May 30, 2006. The 250,000 shares and the 100,000 shares underlying these warrants have "piggy-back" registration rights. A copy of the Advertising and Promotional Services Agreement is attached hereto and incorporated herein by reference. See Item 7.

Item 7.  Financial Statements and Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

         10         Advertising and Promotional Services Agreement.

         16         Letter regarding change in certifying accountants.

                    8-K and 8-KA-1 Current Reports dated February 7, 2001.*

                    10-KSB Annual Report for the year ended December 31,
                    2000.*

          * Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date: 5/8/01                  By/s/Christopher J. Spencer
     ---------------          -------------------------------
                              Christopher J. Spencer,
                              President, CEO and Director